Exhibit 10.16

STANDARD FORM OF LOFT LEASE

AGREEMENT OF LEASE, made as of this 17th day of January in the year 2008, between URBAN DEVELOPMENT PARTNERS (61), LLC, a Connecticut limited liability company, having an office at 641 5th Avenue - Penthouse #5, New York, N.Y. 10022-5908, party of the first part, hereinafter referred to as OWNER, and ROSSELLI 61ST STREET LLC, a New York limited liability company, having a principal place of business located at 306 East 61st Street, New York, N.Y. 10065, party of the second part, hereinafter referred to collectively, as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner those certain retail premises known as the ground floor space, as hatched in the plan annexed hereto at Exhibit A, in the building known as 306 East 61st Street, in the Borough of Manhattan, County of New York, State of New York, for the initial term of nine (9) years and ten (10) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on March 1, 2008 (the “Commencement Date”) and to end December 31, 2017, both dates inclusive, at an annual rental rate as specified in Article 41 of the rider, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

The parties hereto, for themselves, their heirs, distributees, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:                   1.  Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:        2.  Tenant shall use and occupy demised premises for showroom for designer showroom and retail and “to the trade” sale of fine art, antiques, furnishings, textiles, decorations and accessories and for no other purpose, provided such use is in accordance with the Certificate of Occupancy for the demised premises and Building.

Alterations:        3.  Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent, such approval not to be unreasonably withheld, delayed or conditioned in accordance with Article 48 of the rider to the Lease.  Subject to the prior written consent of Owner, and to the provisions of this article and Article 48 of the rider, Tenant at Tenant’s expense, may make alterations, installation, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines (unless such utility services or plumbing and electrical lines are located entirely within and serve solely the demised premises) to the demised premises by using contractors or mechanics first approved by Owner.  Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, if required, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant’s contractors and subcontractor to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may reasonably require.  If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days after notice thereof to Tenant (which may be served simultaneously with a notice of default under Article 17, below), at Tenant’s expense, by payment or filing a bond as permitted by law.  All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant at the time that Owner consents to such installation, elects to relinquish Owner’s rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant’s expense.  Nothing in this article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises substantially to the condition existing prior to installation, wear and tear and casualty excepted, and repair any damage to the demised premises or the building due to such removal All property permitted or required to be removed by Tenant at the end of the term remaining in the premises, or upon Tenant’s vacating, surrender or removing prior thereto, after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the premises by Owner at Tenant’s expense.

Repairs:              4.  Owner shall maintain the public portions of the Building, both exterior and interior, and, except as expressly set forth to the contrary in this Paragraph 4, the structural portions of the Building, whether located in the demised premises or elsewhere in the Building.  Tenant shall, throughout the term of this Lease, take good care of the demised premises, including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building or such facilities are wholly contained within the demised premises for the Tenant’s exclusive use), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant’s at its sole cost and expense, promptly make all repairs thereto and to the building, whether structural or nonstructural in nature, caused by or resulting from the negligent or intentional conduct of Tenant or Tenant’s servants, employees, invitees or licensees, and whether or not arising from such Tenant’s conduct or omission, when required by other provisions of this Lease including Article 6, below.  Tenant shall, throughout the term of this lease, also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment.  All of the aforesaid repairs shall be of a quality or class substantially equal to the work or construction prior to such damage.  If the demised premises are or become infested with vermin, Tenant shall at Tenant’s expense, cause the same to be exterminated from time to time to the satisfaction of Owner.  Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating, system or electrical lines located in the demised premises, and if the repairs are necessitated by damage or injury attributable to the negligent or intentional conduct by Tenant or Tenant’s servants, employees, invitees or licensees, such repair shall be performed at Tenant’s expense.  Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof.  The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty, to which Article 9, below, shall apply.

Window
Cleaning:            5.  Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.  Tenant shall have the right to clean its own windows, at Tenant’s sole cost and expense, in accordance with applicable law.

Requirements
of Law, Fire
Insurance:          6.  Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all order, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or with respect to the building if arising out of Tenant’s particular use or manner of use of the premises or the building (and not merely the use permitted under the lease).  Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws ordinances, orders, rules, regulations requirements with respect thereto.  Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner.  Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department Board of Fire Underwriters Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy.  Owner hereby acknowledges and agrees that the permitted use under Article 2, above, shall not increase the insurance rate for the building over that in effect prior to the commencement of this Lease.  If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant.  In any action or proceeding wherein Owner and Tenant are parties, a schedule or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.  Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.  Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment.  Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s reasonable judgment, to absorb and prevent vibration, noise and Tenant shall pay, as additional rent, all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this Article.

Sub
ordination:          7.  This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.  This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lease or by any mortgagee, affecting any lease or the real property of which the demised premises are a part.  In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may reasonably request.

Tenant’s Liability
Property Loss,
Damage,
Indemnity:           8.  Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligent or intentional conduct of Owner, its agents, servants or employees.  Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.  If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason relating to public safely as required by law or Landlord’s reasonable acts to maintain, repair and/or make replacements and improvements to the Building or for any reason whatsoever on the easterly side of the Building, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations here under nor constitute an eviction.  Tenant agrees, at Tenant’s sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession and during the term of this lease.  Such insurance shall be in an amount and with carriers acceptable to the Owner in accordance with Article 42, below.  Certificates of insurance or other conclusive evidence of such policy or policies shall be delivered to the Owner.  On Tenant’s default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Owner, may, but shall have no obligation to, secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefor.  Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant on condition of this lease, or the negligent or intentional conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees.  Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant.  In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.  Owner hereby agrees that competent counsel retained by Tenant’s insurance company shall be reasonably acceptable to Owner.

Destruction,
Fire and
Other
Casualty:             9.  (a)  If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.  (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.  (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and additional rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner’s right to elect not to restore the same as hereinafter provided.  (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent or additional rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.  Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control.  After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property.  Tenant’s liability for rent shall resume thirty (30) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy.  (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.  Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise.  The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance.  If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.  Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.  (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

Eminent
Domain:               10.  If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.  Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment provided Tenant is entitled pursuant to the terms of this Lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment,
Mortgage,
Etc.:                     11.  Tenant for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this Agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance.  Transfer of the stock of a corporation, membership interest in a limited liability company or partnership interests in a partnership or limited liability partnership, or other interests in any other entity that is the Tenant shall be deemed an assignment.  If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric
Current:              12.  Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.  The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to
Premises:            13.  Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times and upon reasonable prior notice, to examine the same and to make such repairs, replacements and improvements as Owner may reasonably deem necessary and desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant’s failure, after applicable notice and cure periods (except in the case of any emergency when no such notice shall be required), if any, to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.  Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein.  Provided that they are concealed within the walls, floors or ceiling or otherwise encased within sheetrock and do not result in a material reduction in floor area of the demised premises, Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise, provided, however, that Owner shall use commercially reasonable efforts at all times to minimize interference with Tenant’s use of the demised premises so long as there is no extraordinary or overtime cost to Owner.  Upon completion of such work, Owner shall restore the portions of the demised premises affected by such work to a similar condition given the nature of the work performed.  Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours and upon reasonable prior notice to Tenant for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants and may, during said six (6) month period, place upon the premises the usual notice “To Let” and “For Sale,” which notices Tenant shall permit to remain thereon without molestation.  If Tenant is not present to open and permit an entry into the premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly (if Tenant has not given to Landlord with a key and or other entry devices or codes) and provided reasonable care is exercised to safeguard Tenant’s property and such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.  Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the same, number or designation by which the building may be known but not to make any changes to the façade of the demised premises if such changes diminish access to or the visibility of the demised premises unless on a temporary basis for any activities permitted by Owner in accordance with the provisions of this Lease.

Vault,
Vault Space,
Area:                   14.  No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding.  Owner makes no representation as to the location of the property line of the building.  All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.  Any tax, fee or charge of municipal authorities for such vault or area used by Tenant, whether or not specifically demised hereunder shall be paid by Tenant, or if it is chargeable to Landlord by any governmental agency, then such tax, fee or charge of municipal authorities shall be collectible from Tenant as additional rent on demand by Owner.

Occupancy:         15.  Tenant will not at any time use or occupy the demised premises in violation of, Articles 2 or 37 hereof, or of, the certificate of occupancy issued for the building of which the demised premises are a part.  Tenant has inspected the premises and accepts them as is, subject to the express provisions of this Lease.  In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record, provided, however, that any such violation(s) shall not prohibit Tenant’s intended initial alterations or use of the demised premises for the operation of its business, in which event Owner shall be responsible for removal of record of such violation(s); furthermore, Tenant’s obligation to pay rent shall be delayed one day for each day that such violation(s) prohibits Tenant from completing its intended initial alterations or from opening for business to the general public solely as the result of any existing violation as noted by the New York City Department of Buildings.  If any governmental license, or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy:       16.  (a)  Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events:  (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor that is not discharged within 90 days; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute.  Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises.  If this lease shall be assigned in accordance with its terms, the provisions of the Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.  (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidation damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period.  In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum.  If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting.  Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:               17.  (1)  If the Tenant defaults in fulfilling any of the covenants of this lease including but not limited to the covenants for the payment of rent, additional rent, other charges or the replenishment or delivery of a security deposit required hereunder; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then, in any one or more of such events, upon Owner serving a written ten (10) days notice upon Tenant specifying the nature of a monetary default and thirty (30) days specifying a non-monetary default and upon the expiration of said ten (10) days or thirty (30) days, as the case may be, if Tenant shall have failed to comply with or remedy such default, or in the case of a non-monetary default if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, or if this lease be rejected under Section 365 of Title 13 of the U.S. Code (“Bankruptcy Code”); then the Owner may serve a written five (5) day notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period where the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to owner but Tenant shall remain liable as hereinafter provided.  (2) If the notice provided for in (i) hereof shall have been given, and the term shall expire as aforesaid or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required, then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.  If Tenant shall be in default of this lease prior to the date fixed as the commencement hereof or of any renewal or extension of this lease, Owner may cancel and terminate this lease or any such renewal or extension by written notice.  The failure to replenish a security within ten (10) days after Landlord has given Tenant notice of a draw down of the security shall be deemed a monetary default.

Remedies of Owner
and Waiver of
Redemption:       18.  In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration.  (b) Owner may relet the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease.  The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting.  Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease.  Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s reasonable judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release tenant from liability.  Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder.  In the event of a breach or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and
Expenses:            19.  If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any terms or provisions in any Article of this lease beyond applicable notice and cure periods, if any, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant makes an expenditures or incurs any obligations for the payment of money, including but not limited to attorneys fees in instituting, prosecuting or defending any actions or proceeding, such reasonable sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be immediately paid by Tenant to Owner, and if Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building
Alterations
and
Management:     20.  There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or, injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements.  Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s employees, visitors, invitees, guests, social or business visitors as the Owner may reasonably deem necessary for the security of the building and its occupants

No Representations
By Owner:          21.  Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.  Subject to the express provisions of this Lease, Tenant has inspected the building the demised premises and is thoroughly acquainted with their condition, and, agrees to take the same “as is” and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same for a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.  All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of
Term:                  22.  Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner of the demised premises, “broom clean,” in good order and condition, ordinary wear excepted, and Tenant shall remove all its property.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.  If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet
Enjoyment:         23.  Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure
To Give
Possession:        24.  If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant’s occupancy.  If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent.  The provisions of the article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:         25.  The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation.  The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner.  No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance as such rent or pursue any other remedy in this lease provided.  No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner.  No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of
Trial by Jury:   26.  It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim (except for mandatory counterclaims) brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory remedy.  It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises or for rent or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding other than mandatory counterclaims.

Inability to
Perform:             27.  This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles, or any cause whatsoever beyond Owner’s control, including but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected, either directly or indirectly, by war or other emergency, or when, in the judgment of Owner, temporary interruption of such services is necessary by reason of an accident, mechanical breakdown, or to make repairs, alterations or improvement.

Bills and
Notices:               28.  Except as otherwise in this lease provided, a notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at (i) if prior to the date that the demised premises are delivered to Tenant, then at the address set forth above, and (ii) if after the date that the premises are delivered to Tenant, then at the building of which the demised premises form a part or at the last known residence address or business address of Tenant, addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or mailed.  Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water
Charges:             29.  If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measures Tenant’s water consumption for all purposes.  Tenant shall pay Owner for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said water meter and installation equipment in good working order and repair at Tenant’s own cost and expense.  Tenant agrees to pay for water consumed based on the prevailing rate of the supplier of water to the building and as shown on said meter, as and when bills are rendered.  Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system.  The bill rendered by Owner shall be payable by Tenant as additional rent.  Independently of and in addition to any of the remedies reserved to Owner hereinafter or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:        30.  Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade Fixtures, or other contents of the demised premises, or for any other reason, of if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company.  Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or nonstructural in nature.

Heat
Cleaning:            31.  Owner shall, if and insofar as existing facilities permit (a) furnish heat to the heating lines servicing demised premises, when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.; b) furnish hot water to existing water closet in demised premises for lavatory use only; and (c) clean the public halls and public portions of the building which are used in common by all tenants.  Tenant shall at Tenant’s expense, keep demised premises, including any windows, clean and in order, to the reasonable satisfaction to Owner, and shall employ persons or persons or an entity for that purpose.  Tenant shall pay the cost of removal of any of Tenant’s refuse and rubbish from the building, other than as provided in Article 44(c) of the of the rider to the Lease.  If Owner shall remove any of Tenant’s refuse other than as described in Article 44(c) of the rider, bills for the same shall be rendered by Owner to Tenant at such times as owner may elect and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid as, additional rent.  Except as provided in Article 44(c) Tenant shall independently contract for the removal of all other rubbish and refuse.  Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.  Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or lot repairs, alterations, replacements or improvements, which in the reasonable judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed.  If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security:             32.  Tenant has deposited with Owner the sum of $90,000.00 in cash or in a letter of credit in accordance with Article 84, below, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease beyond applicable notice and cure periods, if any, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or the re-entry by Owner.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant within sixty (60) days after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner.  In the event of a sale of the land and building or leasing of the building, of which the demised premises for are apart, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look solely to the new Owner for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignments or attempted encumbrance.

Captions.             33.  The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions.         34.  The term “Owner” as used in this lease means only the Owner, or the mortgagee in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder.  The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.  The term “business days” as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof), Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.  Wherever it is expressly provided in this Lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed or conditioned

Adjacent
Excavation-
Shoring:              35.  If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and
Regulations:       36.  Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt provided that same do not increase Tenant’s obligations or reduce Tenant’s rights hereunder.  Notice of any additional rules or regulations shall be given in the manner prescribed in Paragraph 28.  In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York County office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto.  The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within thirty (30) days after the giving of notice thereof.  Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, provided, however, that Owner shall at all times apply the Rules and Regulations in a non-discriminatory manner against all other tenants of the building.  Owner shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant, its servants, employees, agents, visitors or licensees.  In the event of any conflict between the provisions of this lease and the Rules and Regulations, the provisions of this lease shall prevail.

Glass:                  37.  Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in or about the demised premises.  Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner, Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel
Certificate:         38.  Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by Owner under this lease, and, if so, specifying each such default.

Directory
Board Listing:   39.  At the request of, and as accommodation to, Tenant, Owner shall place upon any directory board in the lobby of the building, one directory listing for Tenant, and the placement of any other names or entities on the directory board for the demised premises other than Tenant shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors
and Assigns:      40.  The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.  Tenant shall look only to Owner’s estate and interest in the land and the building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to any levy, execution or other enforcement procedure for ills satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF CONTAINING PAGES 1
THROUGH CONSISTING OF ARTICLES 41 THROUGH 83 AND EXHIBITS, IF ANY.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

URBAN DEVELOPMENT PARTNERS
(61), LLC

Witness for Owner:	Owner/ Landlord

	BY:	/s/
[L.S.] Philip Carter, Managing Member

Tenant	Witness for Tenant:
Roselli 61st Street LLC, tenant

	BY:	/s/John Rosselli
[L.S.]

ACKNOWLEDGMENTS

NEW YORK IN-STATE ACKNOWLEDGMENT

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the 17th day of January in the year 2008 before me, the undersigned, a Notary Public in and for said State, personally appeared John Rosselli, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Susan K. Bloom

NEW YORK OUT OF STATE UNIVERSAL ACKNOWLEDGMENT

State, District of Columbia, Territory, Possession, or Foreign Country                                                            ) ss.:

On the        day of                      in the year          before me, the undersigned, a Notary Public in and for said State, personally appeared executed the instrument, and that such individual made such appearance before the undersigned in the

(Insert the City or other political subdivision and the State or Country or other place the acknowledgment was taken).

_______________________

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 35.

1.           The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways or in the public hall of the building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, and any hand trucks except those equipped by rubber tires and safeguards.

2.           The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3.           No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises, any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and/or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall bicycles, vehicles, animals, fish, or birds be kept in or about the building.  Smoking or carrying lighted cigars or cigarettes m the elevators of the building is prohibited.

4.           No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.           No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises.  In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant.  Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6.           Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct.  Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builders deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof without Owner’s consent, not to be unreasonably withheld or delayed.  Tenant must, upon the termination of its tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to the Owner the cost thereof.

8.           Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner.  Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9.           Tenant shall not obtain for use drinking water, towel and similar services, or accept barbering or boot-blacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner.  Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

10.           Owner reserves the right to exclude from the building, but not from the demised premises, persons who do not present a pass to the building signed by Owner.  Owner will furnish passes to persons for whom any Tenant requests same in writing.  Tenant shall be responsible for ail persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons.  Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building outside of the demised premises, except on business days from 8:00 a.m., to 6:00 p.m. and on Saturdays, from 8:00 a.m. to 1:00 p.m.  Tenant shall not have a claim against Owner by reason of Owner excluding from the building other than the demised premises any person who does not present such pass.

11.           Owner shall have the right to prohibit any advertising by Tenant, which in Owner’s opinion, tends to impair the reputation of the Building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12.           Tenant shall not bring or permit to be brought of kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13.           Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14.           Refuse and Trash- Compliance by Tenant.  Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation arid recycling of waste products, garbage, refuse and trash.  Tenant shall sort and separate such waste products, garbage, refuse and fresh into such categories as provided by law.  Each separately sorted category of waste products, garbage, refuse and trash, shall be placed in separate receptacles reasonably approved by Owner.  Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate.  (2) Owner’s Rights in Event of Noncompliance.  Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash not inconsistent with this Lease (a) that is not separated and sorted as required by law, or (b) which consists of such items as Owner may reasonably and expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Owner.  Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and at Tenant’s sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

RIDER TO LEASE DATED AS OF JANUARY 17, 2008
BETWEEN URBAN DEVELOPMENT PARTNERS (61), LLC, AS LANDLORD AND
ROSSELLI 61ST STREET LLC, AS TENANT

41.          (a) Tenant shall pay to the Landlord base rent for the Demised Premises in accordance with the provisions of the printed form of this Lease as follows:

(i)           For the period March 1, 2008 through and including December 31, 2008 at an annual rental rate of $540,000.00, payable in equal monthly installments of $45,000.00;

(ii)          For the period January 1, 2009 through and including December 31, 2009 at an annual rental rate of $582,000.00, payable in equal monthly installments of $48,500.00;

(iii)         For the period January 1, 2010 through and including December 31, 2010 at an annual rental rate of $600,000.00, payable in equal monthly installments of $50,000.00;

(iv)         For the period January 1, 2011 through and including December 31, 2011 at an annual rental rate of $620,000.00, payable in equal monthly installments of $51,666.67;

(v)          For the period January 1, 2012 through and including December 31, 2012 at an annual rental rate of $638,600.00, payable in equal monthly installments of $53,216.67;

(vi)         For the period January 1, 2013 through and including December 31, 2013 at an annual rental rate of $657,758.00, payable in equal monthly installments of $54,813.17;

(vii)        For the period January 1, 2014 through and including December 31, 2014 at an annual rental rate of $677,491.00, payable in equal monthly installments of $56,457.58;

(viii)       For the period January 1, 2015 through and including December 31, 2015 at an annual rental rate of $697,815.00, payable in equal monthly installments of $58,151.25;

(ix)         For the period January 1, 2016 through and including December 31, 2016 at an annual rental rate of $718,750.00, payable in equal monthly installments of $59,895.83 and

(x)          For the period January 1, 2017 through and including December 31, 2017 at an annual rental rate of $740,312.00, payable in equal monthly installments of $61,692.67.

(b)          Notwithstanding the recitation of the annual rental rate in (a) (i) above, provided that Tenant shall not be in default of any material term, covenant or condition of this Lease beyond applicable notice and cure period, then, and in such event only, the monthly base rent for the first Lease Year shall be reduced to $30,000.00 per month (the difference between the base rent set forth in (a)(i) above and the abated rent, hereinafter the “Abatement”).  However, nothing herein shall modify Tenant’s obligation to pay the first month’s rent upon execution of this agreement, which shall be applied to the first monthly rent due.  Notwithstanding the foregoing, Landlord shall have the right, at Landlord’s sole option, to deliver a check to Tenant for any portion of the Abatement remaining as of the time of such delivery, whereupon the Abatement shall be cancelled and Tenant shall pay base rent as set forth in (a) above.

42.          (a) Tenant’s operation of the Demised Premises shall be for its own account and liability and Landlord shall in no way be liable for or in any other manner responsible therefor.  Tenant shall indemnify and save harmless Landlord from and against any claim, penalty, loss, damage or expense, including reasonable attorney’s fees, connected with or arising out of Tenant’s use or occupancy of the Demised Premises, including but not limited to loss or damage by theft, fire and any other hazards, normally covered by comprehensive insurance, and from any damage or injury to persons or property, due to the acts or omissions of Tenant, its agents, servants, employees or invitees and not arising in any way out of the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors.

(b)           Without limiting the indemnities herein contained, Tenant shall, during the term of this Lease and at all times that Tenant is in possession of the Demised Premises, at its sole cost and expense, maintain comprehensive general liability insurance with respect to the Demised Premises and its use and occupancy thereof as herein provided with an insurance company or companies with a financial rating of A with a financial size rating of VIII or better by Best’s Insurance Guide providing coverage in limits of no less than $2,000,000 for bodily injury, and no less than $1,000,000 for property damage.  Tenant shall also maintain all further insurance coverage in such limits as are customarily maintained by comparable retail businesses in the same area of Manhattan as the Demised Premises.  Tenant shall, at all times during this lease is in effect, maintain for its own benefit “All Risk” Property Insurance in an amount adequate to cover the cost of replacement of all of Tenant’s decorations, contents, fixtures, personal property, inventory and other moveable or non-movable property of Tenant; time element coverage including Extra Expense to cover Tenant’s loss of use as a result of a loss sustained by a peril covered under the policy; and business interruption insurance with respect to any and all fire or other casualties that may occur at the demised premises and such insurance shall conform to the requirements for insurance to be obtained by Tenant as set forth in this Lease and shall provide coverage to Tenant for all lost earnings attributable, directly or indirectly, to the interruption or curtailment of services to, access to, or the use of, all or part of the demised premises or to perils commonly insured against by prudent tenants.  Tenant shall keep all such insurance naming Landlord, Landlord’s managing agent, any superior lessor, any mortgagees designated by Landlord and Tenant, as insureds.  Said insurance shall provide that the insurer shall endeavor to give Landlord thirty (30) days’ notice in advance of any cancellation or reduction of coverage and that copies of all endorsements issued after the date of each policy will be forwarded to Landlord.  Tenant shall deliver to Landlord, prior to the commencement of the Lease term and upon request thereafter while this paragraph 42 (b) applies a certificate of endorsement of the aforesaid policies.  If at any time, Tenant shall neglect or fail to provide and keep in force such coverage as required hereunder, then Landlord may, but is not obligated to, obtain such insurance as the agent of Tenant, the premiums therefor to be deemed Additional Rent hereunder, and the Tenant shall, upon demand, reimburse Landlord therefore, as Additional Rent.  Tenant’s failure to maintain the aforesaid policies shall be a material default hereunder.  No party may make a claim for recovery of loss or damage resulting from fire or any other casualty against the other party unless it has first made a claim against any insurance maintained or required to be maintained in its favor (including any insurance required to be maintained hereunder).  The foregoing sentence shall apply whether or not such insurance is in effect at the time the claim is made.

(c)           Tenant shall also obtain, as its own cost and expense, naming both Landlord, Landlord’s managing agent, any superior lessor, any mortgagees designated by Landlord, and Tenant as named insured, fire insurance for all personal property which may be affixed to the realty now located in the leased premises and including any future installations.

(d)           Notwithstanding anything herein to the contrary, nothing herein shall prevent Landlord from recovering in the event of fire or other loss under Landlord’s fire or other insurance coverage for all betterments and improvements by Tenant so affixed to the Demised Premises that are considered part of the realty under law.

(e)           Tenant hereby releases Landlord, Landlord’s partners and principals, disclosed or undisclosed, and its agents and their respective employees in respect of any claim (including a claim for negligence) which it might otherwise have against Landlord, Landlord’s partners, and principals, disclosed or undisclosed, and its agents and their respective employees, for loss, damage or destruction with respect to Tenant’s property by fire or other casualty (including rental value or business interest as the case may be) occurring during the term of this Lease and covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in New York County.

43.           Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) for any (1) loss or damage to any building, structure, or other tangible property; (ii) liability for personal injury; or (iii) losses under worker’s compensation laws and benefits, even though such loss, damage, or liability might be caused by the negligence of such party, its agents, contractors, invitees, or employees.  Both Landlord and Tenant shall endeavor to obtain a waiver of subrogation from their insurance company.

44.          (a) Landlord will not furnish any electricity or gas for Tenant at the Demised Premises and Tenant shall pay for all electricity or gas consumed, as billed by the public utility or, if a meter is shared with an adjacent Tenant, shall pay applicable and agreed upon apportioned charges to the Tenant as billed.  Landlord will furnish heat to the Demised Premises at the same time Landlord furnishes heat to the building of which the Demised Premises form a part.  Landlord shall not be obligated to provide air conditioning or ventilation to the demised premises.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain, and promptly make all repairs, structural or otherwise ordinary and extraordinary, to all components of the electrical system from and including meters exclusively serving the Demised Premises.  Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any failure or for interruption or curtailment of electrical or gas service, for any reason whatsoever, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction.

(b)           Landlord shall not be obligated to furnish any elevator facilities for Tenant.

(c)           Landlord at its expense shall remove Tenant’s ordinary waste generated solely by office functions for the Demised Premises so long as it is properly bagged and deposited at the first floor lobby adjoining the elevator at such regular times as Landlord shall from time to time reasonably establish.

45.           All signs and lettering except those wholly within and not visible from outside the Demised Premises will be of a type and manner approved by Landlord to conform with the nature and character of the building, such approval not to be unreasonably withheld, delayed or conditioned.

46.           A. Tenant agrees (a) the business to be conducted at, through and from the Demised Premises, the kind and quality of merchandise and services offered in the conduct of such business, the sales methods in such business, as well as other elements of merchandising, display and advertising and the appearance of the Demised Premises and the furniture, fixtures, and decoration therein, and of any signs, lettering, announcements, price schedules, tags or any other kind of forms of inscriptions displayed in or about Demised Premises, will be dignified and in conformity with the highest standards of practice at the time in question among first-class establishments dealing in the same or similar merchandise, and (b) not affix any signs on windows or doors of the premises with tape.

 B.           Landlord represents to Tenant that the Building is commonly known as the “Interior Design Building” and Tenant agrees that, where its address is used with respect to the demised premises, Tenant shall refer to its place of business as the Interior Design Building.  Landlord reserves the right to change the name of the Building on written notice to Tenant.

47.           Tenant shall use and occupy the Demised Premises only for the purposes stated in Article 2 of the Lease and for no other purposes.  Without limiting the generality of the foregoing, it is an express condition of this Lease and Tenant expressly warrants and agrees that at no time and in no event may the Demised Premises, or any part thereof, be used for residential purposes.

48.           A. Supplementing the provisions of Article 3 in the printed portion of this Lease, the parties hereto agree that Tenant shall be permitted, at its sole cost and expense, to make alterations, repairs, installations, additions or improvements (collectively, “Alterations”), which are non-structural and do not affect Building systems, provided that Tenant furnishes Landlord with copies of detailed plans and with complete, finished, detailed architectural drawings and specifications for Tenant’s installation work and with detailed mechanical plans and specifications, where necessary (and which shall be prepared by an engineer selected by Tenant reasonably satisfactory to Landlord) for air conditioning system and ductwork, heating, electrical, plumbing and other mechanical plans therefor (“plans and specifications”), which plans and specifications shall be suitable for filing with the appropriate governmental agencies, if required, and shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld, delayed or conditioned.  As a condition for Landlord’s approval of the plans and specifications, Tenant shall pay all reasonable costs and expenses incurred by Landlord for its professionals to review said plans and specifications in excess of five hundred ($500) dollars.  Tenant covenants and agrees that no Alterations (whether structural or non-structural) will be made except in compliance with, and Tenant hereby covenants that it will comply with, each of the following provisions:  (i) all Alterations shall be made and completed within the time schedule in accordance with the plans and specifications and contract documents theretofore submitted and approved by Landlord (subject to unavoidable delays); provided however, that no such approval of plans and specifications by Landlord shall relieve Tenant of its obligations with respect to governmental authorities as set forth in subparagraph (ii) below; (ii) before any Alterations are begun, Tenant shall procure, at its sole cost and expense, all necessary licenses, permits, approvals and authorizations from all governmental authorities and shall deliver photocopies thereof to Landlord, together with certificates of insurance, including comprehensive liability, builder’s risk and workmen’s compensation in amounts and with companies reasonably satisfactory to Landlord; (iii) all Alterations shall be made in a first class manner in compliance and conformity with all applicable laws and ordinances (including, but not limited to, all building and zoning laws and ordinances) and with all applicable licenses, permits, authorizations and approvals, and with all applicable rules, regulations, orders and requirements of all governmental authorities, as well as those of the national and local Boards of Fire Underwriters, or any other body or bodies exercising similar functions; (iv) any and all Alterations, including HVAC, electrical and plumbing work, as specified in the plans and specifications, must be performed only by contractors or mechanics designated or approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned (but employed and compensated by Tenant) for the performance of such work; (v) in making any such Alterations, Tenant shall not violate the terms or conditions of any mortgage encumbering the Building or of any insurance policy affecting or relating to the Building, in either case, of which Landlord has provided Tenant with written notice of relevant provisions; (vi) promptly after the completion of any Alteration, Tenant shall deliver to Landlord an itemized statement, showing the total actual cost of such alteration incurred to the date of such completion, classified by building trades, together with the cost of professional services (architectural and engineering) and all governmental permits procured in connection therewith, and shall procure, at Tenant’s own expense (to be shown, if any, on said itemized statement), all such approvals by governmental authorities, if any, of the completed Alterations as may be required by any applicable law or ordinance or any applicable rule or regulation of governmental authorities, and all such insurance organization’ approvals, if any, as may be required in connection therewith, and shall, on demand, deliver photocopies thereof to Landlord; and (vii) Tenant shall pay all costs, expenses and liabilities arising out of or in connection with or by reason of any Alterations, and shall keep the demised premises and the Building free and clear of all liens, claims and encumbrances in any way arising out of or in connection with or by reason of any such Alterations and shall obtain and, upon written request therefor by Landlord, deliver to Landlord appropriate lien waivers executed by all contractors, mechanics and other such workers.  Notwithstanding anything to the contrary set forth herein, if Landlord shall fail to respond to Tenant’s request for approval of any Alterations within ten business days of receipt of Tenant’s request and all required documentation, Landlord shall be deemed to have approved Tenant’s proposed Alterations.

B.           Subject to the provisions of Article 3 and this Article, Tenant, at Tenant’s option, may perform the following work in the demised premises:  alter westerly wall of demised premises so as to create a lobby door similar in design to the front door of the Building and re-create entrance from building lobby where easterly showcase now exists.  The design of the foregoing work shall be of a character similar to the Building standard.

C.           Promptly following delivery of the plans and specifications for Tenant’s initial Alterations and Landlord’s approval thereof, Landlord shall, at Landlord’s sole cost and expense, deliver to Tenant an ACP-5 certificate relating to asbestos.

49.           Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances of passageways, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known so long as such change does not reduce the size of the Demised Premises and does not otherwise impair access to the Demised Premises.

50.           Intentionally Omitted.

51.           Tenant has examined the Demised Premises and agrees to take possession of same in its “as is” condition on the date hereof, except that Landlord shall deliver the Demised Premises broom clean and free of all occupancies and tenancies and personal property of prior tenants and, subject to the provisions of Paragraph 15 hereof, free of violations.  Except as may be expressly provided herein to the contrary, Landlord shall have no obligation to furnish, render, or supply any work, labor, services, materials, fixtures, furniture, equipment or decoration to make the Demised Premises ready or suitable for Tenant’s occupancy.  Tenant’s possession of the Demised Premises shall be deemed an acceptance of the demised premises in their “as is” condition, and Landlord shall not be obligated to perform any work.

52.           (a) Tenant shall not sublease all or any portion of the Demised Premises or assign its interest in this Agreement without Landlord’s prior consent, such consent not to be unreasonably withheld, delayed or conditioned.  Upon Tenant’s request for Landlord’s consent, Tenant shall submit to Landlord, in writing, a fully executed counterpart of the proposed assignment or sublease, as the case may be, and the name of the proposed assignee or subtenant, the name and character of its business, and such information as to the proposed assignee’s or subtenant’s financial responsibility and standing and any other information Landlord may reasonably request, including, without limitation, prior 2 years’ tax returns, prior 2 years’ financial statements, a bank reference, and a copy of the previous month’s bank statement, and a credit report from a reputable credit reporting agency.  Upon receipt of such requested information from Tenant and if Tenant intends to assign the Lease or sublease all or substantially all of the Demised Premises, Landlord shall have the option, to be exercised by written notice within thirty (30) days after Tenant’s request for consent, to either (i) cancel and terminate this Lease not less than sixty (60) days nor more than one hundred and twenty (120) days following the sending of such notice by Landlord to Tenant (if the request is to sublet a portion of the Demised Premises only, then Landlord may exercise such right of cancellation and termination with respect to such portion of the Demised Premises only), as the case may be, or (ii) grant or withhold its consent (provided that there is a reasonable basis therefor) to such proposed assignment or sublease, as the case may be.

(b)           If Landlord shall exercise such option, Tenant shall surrender possession of the entire Demised Premises, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Demised Premises at the expiration of the term.

(c)           In the event of a proposed assignment or subletting in connection with the sale of Tenant’s business (in which event Landlord shall be entitled to 50% of the “value of the Lease,” defined as the difference between the fair market rental value of the Demised Premises for the remainder of the Lease term and the base rent for the remainder of the Lease term ) or in the event that Landlord shall not exercise the option to cancel the Lease in whole or in part as above set forth, and provided Tenant is not in default of any portion of this Lease beyond applicable notice and cure dates, then Landlord’s consent to such request shall not be unreasonably withheld or delayed, so long as the Tenant complies with following:

(i)           The proposed assignee or subtenant shall use the Demised Premises, or the relevant part thereof, solely for the permitted use under Article 2, above, and such proposed assignee or sublessee’s business in Landlord’s reasonable opinion, is in keeping with the then standard of the building and the business of the other tenant’s of the building of which the Landlord shall be the sole judge; and (bb) will not violate any negative covenant concerning “use” contained in any other Lease in the building;

(ii)          The proposed assignee or subtenant is a reputable person of good character, with sufficient proven financial worth to meet the continuing obligation of this Lease; and

(iii)         The proposed assignee or subtenant is not a person with whom the Landlord is then negotiating a Lease for space in the building; and

(iv)         The form and substance of the proposed sublease or assignment shall be in the form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this paragraph; and

(v)          Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord in connection with such assignment or subletting, including, without limitation, any credit check or other investigation performed by Landlord, as to the acceptability of the proposed assignee or subtenant, and any reasonable legal fees incurred in connection therewith, which costs shall be deemed Additional Rent hereunder.

(d)           In no event shall any assignment or subletting to which Landlord may have or may not have consented, release Tenant from its obligations under this Lease.  The Tenant’s right to sublet under this paragraph is personal solely to the within named Tenant and confers no such right on any sublessee of the named Tenant.

(e)           If the Landlord shall consent to any proposed assignment or sublease, or shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under subparagraph (a) of this paragraph, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

(f)           In the event that Landlord consents to a proposed assignment or sublease, and Tenant fails to execute and deliver to the Landlord either 1) the assignment, or 2) sublease, as the case may be, to which Landlord has consented within thirty (30) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of subparagraph (a) of this paragraph before assigning this Lease or subletting all or part of the Demised Premises.  In no event shall any sublessee or assignee take possession of the Demised Premises until Landlord’s approval has been granted and a fully executed original sublease or assignment, approved by Landlord, has been delivered to Landlord.

(g)           In the event of an assignment of the Lease or sublease of the Demised Premises, Tenant shall not receive any consideration for the assignment, whether as a direct payment, brokerage fee, finder’s fee or for fixtures, improvements or other consideration in any way related to the assignment or assignment transaction or sublease or sublease transaction either directly or indirectly without notifying Landlord at the time of giving Landlord notice of the intended assignment or sublease.  The failure to give Landlord notice of such consideration shall constitute a substantial default under this Lease.  In the case of a sublet any consideration received by Tenant from any subtenant in excess of the rent and additional rent payable by Tenant (“Excess Rent”) shall be paid to Landlord on demand.  The Excess Rent shall be calculated as follows:

(i)           Definitions:

a)           Tenant’s Annual Rent - all rent and additional rent payable by Tenant for the twelve months next succeeding in which any consideration is to be paid by Subtenant to Tenant.  For any amounts of additional rent that as of the date of the calculation are unknown, then current additional rental payments are to be used on an annualized basis and adjustments to those amounts shall be made when the amounts are known retroactively to the date of the first calculation.

b)           Subtenant’s Rent - any and all rent, additional rent and other consideration received or to be received by Tenant its affiliates, subsidiaries, officers, directors or shareholders, related to the Sublease from the Subtenant during any Lease Year.

c)           Area - actual carpetable floor area.

d)           Tenant’s Costs to Sublet - Any and all costs and expenses incurred by Tenant for brokerage commissions, advertising, reasonable legal fees, costs and expenses paid to Landlord hereunder, and unreimbursed construction costs incurred by or on behalf of Tenant to construct the subtenant’s premises during the Lease Year the cost or expense was incurred.

e)           Subtenant’s Area Percentage - Area occupied by the Subtenant including any demising walls or partitions divided by the Area of the entire Demised Premises.

(ii)          Excess Rent - The Excess Rent shall be calculated by subtracting the product of the Subtenant’s Area Percentage and the Tenant’s Annual Rent from the Subtenant’s Rent (after deducting from the Subtenant’s Rent the Tenant’s Cost to Sublet).

(iii)         Tenant shall furnish Landlord with copies of all statements of any consideration received by Tenant in connection with any subletting on demand by Landlord.  Any reasonable costs and expenses incurred by Landlord including but not limited to reasonable attorney’s fees, in compelling disclosure of any information of consideration in excess of that disclosed by Tenant after due demand herein, and shall be collectible as additional rent from Tenant.

(h)           An assignment of any of the stock, partnership or membership interests in Tenant shall be deemed an assignment of the Lease, provided, however, that the following shall not be deemed to be an assignment:  transfer of stock or equity interests by, to or among the shareholders of or other holders of equity interests in Tenant or its parent company (currently John Rosselli International Corp.) or their respective family members or to trusts for the benefit of any of the foregoing or to partnerships, limited partnerships or family limited partnerships in which the holders of the majority interests are any of the foregoing so long as such transaction is not part of arm’s length sale for any consideration but only for intra family estate planning purposes only.

53.           If, at the request of and as an accommodation to Tenant, Landlord shall place upon such directory board, as Landlord may from time to time maintain in the lobby of the building, one or more names of persons, firms or corporations other than Tenant, this shall not be deemed to operate as an attornment to Landlord or as a consent by Landlord to an assignment or subletting by Tenant of all or any portion of the Demised Premises to such persons, firms or corporations.

54.           (a) In the event that the amount of Real Estate Taxes attributable to any fiscal year commencing July 1 and expiring the subsequent June 30 shall be greater than the amount of taxes on the real property for the fiscal year commencing July 1, 2007 and expiring June 30, 2008 (hereinafter referred to as the “Base Year”), then the Tenant shall pay to the Landlord, as Additional Rent, thirteen (13%) percent of the increase in Real Estate Taxes for each such year.  Notwithstanding the foregoing, the first payment for additional rent for real estate taxes shall be on or after January 1, 2009 for one half of any increase attributable to the fiscal year July 1, 2008 to June 30, 2009.  It is understood that Tenant shall have no liability for additional rent for Real Estate Taxes accruing prior to January 1, 2009.

 (b)           The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any Real Estate Taxes to be paid over a period of time, and the Tenant shall be obliged to pay only its proportionate share, determined as aforesaid, of the installments of any Real Estate Taxes as shall become due and payable during the term of this Lease or any renewal hereof.

(c)           Any amount due the Landlord under the provisions of this paragraph shall be deemed to be Additional Rent payable by Tenant and collectible by the Landlord as such and shall be paid within ten (10) business days after the Landlord shall have submitted a bill to the Tenant showing in detail the computation of the amounts due the Landlord, together with a copy of the bill therefor from the taxing authority.  Any delay or failure of Landlord in billing any amount payable under this paragraph shall not constitute a waiver or in any way impair the continuing obligation of Tenant to make all payments hereunder.

(d)           Only Landlord shall be eligible to institute Real Estate Taxes reduction or other proceedings to reduce the assessed valuation of the Land or the Building.  If the Landlord shall receive any Real Estate Taxes refund in respect of any tax year following the Base Year, the Landlord may retain out of such Real Estate Taxes refund any reasonable expense incurred by it in obtaining such Real Estate Taxes refund.  Out of the remaining balance of such Real Estate Taxes refund, the Landlord may retain the amount of its proportionate share of the total Real Estate Taxes paid for such tax year.  The Landlord shall pay to the Tenant, or apply against Base Annual Rent or Additional Rent due Landlord hereunder, Tenant’s proportionate share of such remaining balance of such Real Estate Taxes refund, such share to be determined as the proportionate share of total Real Estate Taxes paid (before giving effect to the refund) by the Tenant for the year affected by such tax refund.  Any reasonable and proper expense incurred by the Landlord in contesting the validity or the amount of the assessed valuation, which shall not be offset by a Real Estate Taxes refund, shall be added to the Real Estate Taxes due Landlord for the tax year in which such contest shall finally be determined.

(e)           The term “Real Estate Taxes” shall mean all taxes and assessments levied, assessed or imposed at any time by the City of New York or any other governmental authority which may now or hereafter be levied or assessed upon the land and building of which the Demised Premises form a part (Block 1435, Lot 44 in the Borough of Manhattan), (hereinafter called the “Real Property”).  If, due to a future change in the method of taxation or in the taxing authority, a franchise, license, income, transit, profit or other tax, fee or governmental imposition, however designated, shall be levied, assessed or imposed against Landlord in substitution, in whole or in part, for said real estate taxes, or in lieu of additional real estate taxes, then such franchise, license, income, transit, profit, or other tax fee, or governmental imposition shall be deemed to be included within the definition of “real estate taxes” for the purposes hereof.  Except as expressly set forth in the immediately preceding sentence, in no event shall “real estate taxes” include (ii) excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, federal and state income taxes and other taxes to the extent applicable to Landlord’s general or net income or (ii) any taxes for which Tenant is primarily responsible and are paid directly by Tenant.

(f)           In no event shall any payment of Tenant’s share of real estate taxes or refunds thereof result in a decrease in the Base Annual Rent.

(g)           In the event that the assessed valuation which had been utilized in computing the Real Estate Taxes payable for the Base Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then (i) the Real Estate Taxes for the Base Year shall be retroactively adjusted to reflect such reduction, and (ii) all retroactive Additional Rent resulting from such adjustment shall be payable by Tenant within ten (10) days after the rendition of a bill therefor.

(h)           If the Building is converted to a condominium, then as of the date the plan for the conversion of the Building to a condominium is declared effective under law and the condominium offering plan, the real estate taxes for the “Base Year” shall be the ratable percentage of the entire Building attributable to the condominium Unit encompassing solely the Demised Premises (“Condominium Unit”) as reflected in the declaration of condominium and/or approved offering plan.  For the purposes of this Article and Article 56, below, if the Building is converted to a condominium, then as of the date the plan for the conversion of the Building to a condominium is declared effective under law and the condominium offering plan, the 13% shall be changed to a percentage whose numerator is the gross rentable area (as that term is then defined by the Real Estate Board of New York) of the Demised Premises and whose denominator is the gross rentable area (as that term is then defined by the Real Estate Board of New York) of the Condominium Unit.

55.           Subject to Landlord’s prior written approval, not to be unreasonably withheld, delayed or conditioned, Tenant shall be permitted to install one photograph or other identifying sign in the lobby and one plaque on the outside of the Building in the same location as other tenants of the Building have installed.

56.           In the event that the cost to Landlord for fuel oil and/or gas for heating and/or hot water in the Building during any heating year during the Term of this Lease shall exceed the cost incurred by Landlord for the fuel oil and/or gas for heating and/or hot water in the Building during the base heating year, then Tenant shall pay to Landlord, as additional rent, thirteen (13%) percent of each and every such increase.  Landlord shall provide to Tenant following the end of each heating year during the Term of this Lease (including the base heating year), copies of all bills and other reasonable evidence setting forth Landlord’s costs for fuel oil and/or gas for heating and/or hot water during such year and the base heating year, together with Landlord’s statement of the amount due from Tenant, and Tenant shall, within twenty (20) days after the sending of such statement, pay to Landlord such amount.  A “heating year” shall be defined as the period from July 1 to June 30 of the next succeeding calendar year.  The “base heating year” shall be defined as July, 1, 2007 to June 30, 2008.

57.           [Intentionally omitted]

58.           (a) Subject to Tenant’s rights as set forth herein to dispute the correctness of any statement, bill or demand furnished by Landlord with respect to any item of Additional Rent provided for in this Lease, Tenant’s obligation to make any Additional Rent payments provided for in this Lease shall be absolute and not conditioned on the happening of any act, thing, or occurrence, including without limitation the time or timeliness at or with which such statement, bill or demand is furnished to or made upon Tenant, other than the occurrence of cost increases giving rise to the obligation to make such payments.  Landlord’s failure during the term of this Lease to prepare and delivery any statements or bills, required to be delivered to Tenant hereunder, or Landlord’s failure to make a demand under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any Additional Rent which may have become due pursuant to any provisions herein during term of this Lease and shall survive the expiration or sooner termination of this Lease.

(b)           In no event shall any adjustment of any payments payable by Tenant in accordance with the provisions of this Lease result in a decrease in Fixed Annual Rent, nor shall any adjustment of any Additional Rent payable by Tenant pursuant to any provision of this Lease result in a decrease in any other separate item of Additional Rent payable by Tenant pursuant to any provisions of this Lease, it being agreed and understood that the payment of each item of Additional Rent under this Lease is an obligation supplemental to Tenant’s obligations to pay Fixed Annual Rent and any other item of Additional Rent pursuant to any other provision of this Lease.

(c)           If the term of this Lease shall terminate or expire on any other day other than the last day of a fiscal year for the calculation of Additional Rent hereunder, then the Additional Rent payable by Tenant in respect thereof shall be prorated to correspond to that portion of such year occurring within the term of this Lease.

59.           If there now is, or shall be installed in the Demised Premises a working “sprinkler system” and said system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant’s agents, servants, employees, licensees, or visitors, Tenant shall forthwith restore the same to working condition at its own expense, and if the New York Board of Fire Underwriters or the New York Fire Exchange or any bureau, department or official of the State or City government requires or recommends that any changes, modifications, alterations or additional sprinkler heads, or other equipment be made or supplied by reason of Tenant’s business, the location of partitions, trade fixtures or other contents of the Demised Premises or if any such changes, modifications, alterations, additional sprinkler heads or other equipment became necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the Fire insurance rate so fixed by said exchange or by any fire insurance company, Tenant shall, at its own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads, or other equipment, but solely if and to the extent that same is required by law.

60.           In addition to the events described in Article 9(d) of the Lease, if the repair of any damage to the building would, in Landlord’s reasonable judgment, require an expenditure of more than forty percent (40%) of the full insurable value of the building immediately prior to the fire or other casualty, Landlord will have the options given to it pursuant to Paragraph 9, subsection (d) of the Lease.  In addition, notwithstanding anything to the contrary set forth in this Paragraph 60 and Paragraph 9, if the demised premises or the building shall be materially damaged by casualty, Landlord shall give Tenant notice, within 60 days of such casualty, as to whether Landlord intends to repair and restore the premises within 180 days of such casualty.  If Landlord is unable to or elects not to restore the premises as required herein within such 180-day period, then Tenant shall have the right to terminate the term of this Lease by notice to Landlord, and upon such date of termination, neither party shall have any further rights or obligations hereunder except for those rights and obligations expressly set forth herein to survive termination.  In any event, if Landlord shall not have restored the demised premises in accordance herewith prior to such 180-day period, then at any time thereafter Tenant shall have the right to terminate the term of this Lease by notice to Landlord, and upon such date of termination, neither party shall have any further rights or obligations hereunder except for those rights and obligations expressly set forth herein to survive termination.

61.           (a) If Tenant is in arrears in payment of rent or Additional Rent beyond applicable notice and cure periods, if any, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord see fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

62.           [Intentionally omitted]

63.           In the event any payment under this Lease shall be made in the form of a check from any other person, firm or corporation other than the person, firm or corporation named in this Lease, the acceptance of same by Landlord shall not, under any circumstances, be deemed recognition of a subletting or any assignment of this Lease, regardless of the number of times that such payment shall be made by such other person, firm or corporation.  If payment of rent or additional rent is made by check and Tenant’s check is dishonored for any reason whatsoever, other than bank error, then, all payments of rent and additional rent shall thereafter by certified check or bank money order, or teller’s check.

64.          (a) If Tenant shall fail to pay all or any part of any installment of Fixed Annual Rent for more than five (5) days after the same shall become due and payable, Tenant shall pay , Additional Rent hereunder to Landlord a late charge of three (3) cents for each dollar of the amount of such Fixed Annual Rent or Additional Rent which shall not have been paid to Landlord within five (5) days after becoming due and payable.

(b)           In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money (including, without limitation, payment of Fixed Annual Rent and Additional Rent) and payment is not made within fifteen (15) days after the same shall become due, Tenant shall pay as Additional Rent hereunder, interest on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid.  Such interest shall be computed at a rate which shall be one (1%) percent per month; provided, however, in no event shall such interest be in excess of the highest rate of interest which shall from time to time be permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to the terms of a Lease.

(c)           Landlord agrees, at any time and from time to time, as requested by Tenant, upon not less than ten (10) business days’ prior notice, to execute and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of Landlord, Tenant is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Landlord may have knowledge, and stating whether or not, to the best knowledge of Landlord, any event has occurred which the giving of notice or passage of time, or both, would constitute such a default, and if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Tenant and by others with whom Tenant may be dealing, regardless of independent investigation.

73.           Tenant shall look only to Landlord’s estate and property in the building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach of Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises; and if Tenant shall acquire a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to Landlord an instrument to that effect prepared by Landlord.

74.           If Tenant shall request Landlord’s approval or consent and Landlord shall fail or refuse to give such approval or consent, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant’s sole remedy shall be an action for injunction or specific performance (the rights to money damages or other injunction being hereby specifically waived), and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as matter of law Landlord may not unreasonably withhold its consent or approval.

75.           Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim or offset, of whatever nature and description, in any proceeding or action which may be instituted by Landlord against Tenant to recover rent, Additional Rent, other charges, or for damages, or in connection with any matters or claims whatsoever arising out of or in any way connected with this Lease, or any renewal, extension, holdover, or modification thereof, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of said premises, except mandatory counterclaims.  This clause, as well as the “waiver of jury trial” provision of this Lease, shall survive the expiration, early termination, or cancellation of this Lease or the terms thereof.  Nothing herein contained, however, shall be construed as a waiver of Tenant’s right to commence a separate action on a bona fide claim against Landlord.

76.           Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease.

77.           If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of the Lease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.

78.           This Lease shall be governed by and construed in accordance with the laws of the State of New York.  If any provisions of this Lease or the application thereto to any person or circumstances for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of the provisions to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  This Lease shall expiration thereof.  In the event notice of termination of any such L/C, or any replacement L/C is sent to Landlord, then no later than thirty (30) days prior to the expiration date of the L/C Tenant shall deliver to Landlord an L/C conforming to the provision herein.  If Tenant shall fail to timely deliver Landlord a replacement L/C, Landlord may draw down the full amount of the existing L/C and retain same as security hereunder.  The L/C shall be retained as security by Landlord on the same terms and conditions under Article 32, above.  To insure that Landlord may utilize the security represented by the L/C in the manner, for the purpose, and to the extent provided in this Article, each L/C shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord’s draft drawn on the issuing bank.  In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the lease and Landlord utilizes all or any part of the security represented by the L/C but does not terminate this lease as provided in Article 17 hereof, Landlord may, in addition to exercising its rights as provided herein, retain the unapplied and unused balance of the principal amount of the L/C as security for the faithful performance and observance by Tenant thereafter of the terms, provisions and conditions of this lease, and may use, apply or retain the whole or any part of said balance to the extent required for payment of rent, additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease.  In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by this Article.  In the event the Landlord has received payment of the proceeds of the L/C and either (a) Tenant, in fact, had not been in default or (b) Tenant cured the default within the time provided elsewhere in this Lease, then Landlord agrees that the Tenant shall have the right to reconvert the cash security to a L/C subject to the terms and provisions of this Lease.  In the event that Tenant shall fully and faithfully comply will all of the terms, provisions, covenants and conditions of this lease, the security and/or L/C shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Landlord.

(b)           The L/C shall provide that in the event of a sale or net lease of the entire building and/or land, the Landlord shall have the right to transfer the L/C to the new landlord to the extent of any remaining interest it may have and Tenant agrees to look solely to the new landlord for the return of the L/C following such transfer.  In the event Landlord sells or leases or intends to sell or lease the building of which the demised premises is a part and, in connection therewith, Landlord requests Tenant to change the name of the beneficiary of the L/C, and Tenant fails to comply with such request within ten (10) business days of the making of such request, Tenant shall be deemed to be in default under this Lease and Landlord shall be entitled to draw down the entire amount of the L/C and retain the cash proceeds as cash security in accordance with the provisions of this Lease.

85.           Landlord shall, at Tenant’s sole cost and expense, use commercially reasonable efforts to obtain from the holder of any current or future superior mortgage to which this Lease may be subordinate an agreement substantially to the effect that, in the event of any foreclosure of the superior mortgage, such holder will not make Tenant a party-defendant to the foreclosure (unless required by law in order to obtain jurisdiction) or disturb Tenant’s possession under this Lease so long as there shall be no default by Tenant under this Lease (such agreement hereinafter referred to as a “Non-Disturbance Agreement”).  The Non-Disturbance Agreement shall be on the mortgagee’s customary form.

86.           Landlord shall at all times take good care of the sidewalks in front of the building, shall maintain them in good condition and in accordance with all applicable law and shall keep them free and clear of all snow, ice and debris.

 Exhibit A